Exhibit 24
POWER OF ATTORNEY
The Andersons, Inc. Registration Statement
2005 Long-Term Performance Compensation Plan
KNOW ALL PERSONS BY THESE PRESENTS:
     That each person whose signature appears below constitutes and appoints Michael J. Anderson and Richard P. Anderson, and each of them signing singly, his/her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him/her and in his/her name, place and stead in any and all such capacities, to sign any and all instruments which said attorney or attorneys may deem necessary or advisable in order to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing of any Registration Statement to be filed with the Commission under the Securities Act relating to shares of the Company’s Common Stock issued or issuable under the Company’s Long-Term Performance Compensation Plan, including, without limitation, power and authority to sign his/her name to any such Registration Statement and any and all amendments (including post-effective amendments) to any such Registration Statement, and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Commission, and grants unto each of said attorneys and his/her substitutes full power and authority to do and perform, in the name and on behalf of the undersigned, every act whatsoever necessary or advisable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person. The undersigned does hereby ratify and confirm all that such attorneys and agents shall do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned has signed his/her name hereto as of this 26th day of August, 2005.

/s/Richard P. Anderson
Richard P. Anderson	Chairman of the Board, Director	08/26/05

/s/Michael J. Anderson
Michael J. Anderson	Chief Executive Officer, President, Director
	(Principal Executive Officer)	08/26/05

/s/Thomas H. Anderson
Thomas H. Anderson	Chairman Emeritus, Director	08/26/05

/s/Gary L. Smith
Gary L. Smith	Vice President, Finance and Treasurer
	(Principal Financial Officer)	08/26/05

/s/Richard R. George
Richard R. George	Vice President, Controller and CIO
	(Principal Accounting Officer)	08/26/05

/s/Donald E. Anderson
Donald E. Anderson	Director	08/26/05

/s/Richard M. Anderson
Richard M. Anderson	Director	08/26/05

/s/John F. Barrett
John F. Barrett	Director	08/26/05

/s/Robert J. King, Jr.
Robert J. King, Jr.	Director	08/26/05

/s/Paul M. Kraus
Paul M. Kraus	Director	08/26/05

/s/Donald L. Mennel
Donald L. Mennel	Director	08/26/05

/s/David L. Nichols
David L. Nichols	Director	08/26/05

/s/Sidney A. Ribeau
Dr. Sidney A. Ribeau	Director	08/26/05

/s/Charles A. Sullivan
Charles A. Sullivan	Director	08/26/05

/s/Jacqueline F. Woods
Jacqueline F. Woods	Director	08/26/05